CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION

                                      OF

                              JACK ASSET SUB INC.

          Jack Asset Sub Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), does hereby certify that:

          1. The name of the corporation (hereinafter called the "corporation") is:

                    Jack Asset Sub Inc.

          2. The certificate of incorporation of the corporation is hereby amended in the following particulars:

                    Article FIRST shall be deleted in its entirety and the following substituted in lieu thereof:

                    "FIRST: The name of the corporation (hereinafter called the "corporation") is Nine West Group Inc."

                    Article NINTH shall be deleted in its entirety and the following substituted in lieu thereof:

                    "NINTH: The liability of the directors for monetary damages shall be eliminated or limited to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article NINTH becomes effective. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."



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                    Article TENTH shall be deleted in its entirety and the
                    following substituted in lieu thereof:

                    "TENTH: The corporation shall, to the full extent permitted by the laws of the State of Delaware, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former directors, officers, employees and agents, whenever any such currently acting or former director, officer, employee or agent is made a party or threatened to be made a party in any action, suit or proceeding by reason of his service as such with the corporation."

          3. The sole stockholder of the corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

          4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

Signed and attested to on June 15, 1999

                                      \s\   Ira M. Dansky
                                      -----------------------
                                      Name:  Ira M. Dansky
                                      Title: President

ATTEST:

\s\   Janet I. Fitzpatrick
---------------------------------
Name:  Janet I. Fitzpatrick
Title: Assistant Secretary